FIRST AMENDMENT TO THE RIGHTS AGREEMENT

                  Pursuant to Section 27 of the Rights Agreement (the "Agreement"), dated as of April 18, 1997, between SanDisk Corporation, a Delaware corporation (the "Company"), and Harris Trust and Savings Bank, an Illinois banking corporation (the "Rights Agent"), the Company, and the Rights Agent at the Company's direction, hereby amend the Agreement as of October 22, 1998, as provided below.

                  1. Certain Definitions. Section 1 of the Agreement shall be amended as follows:

                           a. The word "Continuing" in the eighteenth line of subsection (a)(ii) and the fifth line of subsection (a)(iv) shall be replaced with the words "Board of;"

                           b.       Section   1(a)(iii)   shall  be  amended  by
                                    deleting the phrase ",upon approval by a majority of the Continuing Directors (as such term is hereinafter defined)" in the first line of the paragraph;

                           c.       Section   1(c)(ii)   shall  be   amended  by
                                    deleting the phrase  ",upon the  affirmative
                                    vote  of  a  majority   of  the   Continuing
                                    Directors," in the fifteenth line of the paragraph; and

                           d.       The definition of "Continuing Director" in
                                    Section 1(i) shall be deleted in its
                                    entirety.

                  2. Issue of Right Certificates. Section 3(a) of the Agreement shall be amended by deleting the phrase "(upon approval by a majority of the Continuing Directors)" in the third line of the paragraph.

                  3. Adjustment of Purchase Price, Number of Shares or Number of Rights. Section 11 shall be amended as follows:


                           a. Section 11(a)(ii) shall be amended by deleting the phrase ",upon approval by a majority of the Continuing Directors," in the twelfth line of the second paragraph;

                           b. The word "Continuing" in the sixth line of subsection (a)(iii) shall be replaced with the words "Board of;" and

                           c. The phrase ",upon approval by a majority of the Continuing Directors," which appears in the second, fifteenth, twenty-third, twenty-fifth and thirty-third lines of subsection (a)(iv), the twenty-second line of subsection (b), the eleventh line of subsection (c),
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                                    the  twenty-sixth  line of subsection
                                    (d)(i)  and  the  tenth  line of subsection
                                    (d)(ii) shall be deleted.

                  4. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. Section 13(d) shall be amended by deleting the phrase ",upon approval by a majority of the Continuing Directors," in the eighth line of the paragraph.

                  5. Fractional Rights and Fractional Shares. Section 14 (a) shall be amended by deleting the phrase "upon approval by a majority of the Continuing Directors" in the twenty-first and twenty-third lines of the paragraph.

                  6. Issuance of New Right Certificates. Section 22 shall be amended by deleting the phrase ",upon approval by a majority of the Continuing Directors," in the fourth and fourteenth lines of the paragraph.

                  7. Redemption and Termination. Section 23 shall be amended as follows:

                           a. The word "Continuing" in the second, fifth and eleventh line of subsection (a) shall be replaced with the words "Board of;" and

                           b. The phrase ",upon approval by a majority of the Continuing Directors" which appears in the twenty-third line of subsection (a) shall be deleted.

                  8. Exchange. Section 24 shall be amended as follows:

                           a. The word "Continuing " in the second line of subsection (a) shall be replaced with the words "Board of; " and

                           b. The phrase ",upon approval by a majority of the Continuing Directors," in the sixth, twelfth and twenty-first lines of subsection
                                    (d) shall be deleted.

                  9. Supplements and Amendments. Section 27 shall be amended by deleting the phrase ",upon approval by a majority of the Continuing Directors," in the third, seventh and twenty-fourth lines of the paragraph.

                  10.  Determinations  and  Actions  by the Board of  Directors.
Section 29 shall be amended as follows:

                           a. The phrase "(and where specifically provided for herein, only upon approval by a majority of the Continuing Directors)" in the seventh and sixteenth lines of the paragraph shall be deleted; and

                           b. The phrase "or the Continuing Directors" in the second to last line of the paragraph shall be deleted.

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                  11. Severability.  Section 31 shall be amended by deleting the phrase ",upon approval by a majority of the Continuing Directors," in the eighth line of the paragraph.



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                  The undersigned  officer of the Company,  being an appropriate officer of the Company and authorized to do so by resolution of the board of directors of the Company dated as of October 22, 1998, hereby certifies to the Rights Agent that these amendments are in compliance with the terms of Section 27 of the Agreement.



                               SANDISK CORPORATION


                               By /s/ Cindy Burdorf
                                 ---------------------------------
                               Name: Cindy Burgdorf
                               Title: Chief Financial Officer


ACKNOWLEDGED AND AGREED:

HARRIS TRUST AND SAVINGS BANK,
as Rights Agent


By: /s/ Ginger L. Lawrence
   ----------------------------------
Name: Ginger L. Lawrence
Title: Trust Officer